SARBANES-OXLEY ACT SECTION 302(a) CERTIFICATION

I, Khurram R. Qureshi, Chief Financial Officer of Lingo Media Inc., certify that:

I have reviewed this annual report on Form 20-F of Lingo Media Inc.

Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.

Based on my knowledge, the financial statements, and other financial information included in the report, fairly present in all material respects the financial condition, results of operations and cash flows of the issuer as of, and for, the periods presented in the report.

I and the other certifying officers are responsible for establishing and maintaining disclosure controls and procedures for the Company.

I and the other certifying officers have designed such disclosure controls and procedures to ensure that material information is made known to us, particularly during the period in which the periodic report is being prepared.

I and the other certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of a date within 90 days prior to the filing date of this report; and

I and the other certifying officers have presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on the required evaluation as of that date.

I and the other certifying officers have disclosed to the Company’s auditors and to the audit committee of the board of directors (or persons fulfilling the equivalent function):

(i)

all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and have identified for the Company’s auditors any material weaknesses in internal controls; and

(ii)

any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls; and

I and the other certifying officers have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Dated:  July 16, 2007

BY: /s/ KHURRAM R. QURESHI

Khurram R. Queshi

Chief Financial Officer

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)

In connection with the accompanying Annual Report of Lingo Media Inc. (the “Company”) on Form 20-F for the fiscal year ended December 31, 2006 (the “Report”), I, Khurram R. Qureshi, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

1.  The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 14, 2007

Lingo Media Inc.

By:

/s/  Khurram R. Qureshi

_______________________

Khurram R. Qureshi

Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.